Exhibit 99.1

FOR IMMEDIATE RELEASE	August 16, 2011

Parkvale Financial Corporation, Monroeville, PA

files a Form 8-K Disclosure

Parkvale Financial Corporation (NASDAQ: PVSA) announced today that it intends to restate its Form 10-K for the fiscal year ended June 30, 2010 to correct an error related to timing differences resulting from the accrual of FDIC deposit insurance assessment expense. Regulations adopted by the FDIC changed the manner in which deposit insurance assessments were collected, resulting in a change to the Company’s accrual practice.

The periods covered by the restatement are the fiscal years ended June 30, 2009 and June 30, 2010. The expected impact of correcting the financial statements is to increase FDIC deposit insurance expense by $736,000 and $335,000, net of tax benefits, for fiscal 2009 and 2010 respectively.

Additional information is included in an Item 4.02 Form 8-K filed by the Company with the Securities and Exchange Commission on August 16, 2011.

Parkvale Financial Corporation is the parent of Parkvale Bank, which has 47 offices in the Tri-State area and assets of $1.8 billion at June 30, 2011.

Contact:	Robert J. McCarthy, Jr.	Gilbert A. Riazzi
	President & CEO	Chief Financial Officer
	(412) 373-4815	(412) 373-4804
Email: gil.riazzi@parkvale.com